 Exhibit 10.1

TERMINATION OF ASSET PURCHASE AGREEMENTS, FRANCHISE AND PARENT GUARANTY

THIS TERMINATION OF ASSET PURCHASE AGREEMENTS, FRANCHISE AND PARENT GUARANTY (this “Agreement”) is entered into as of the 27th day September, 2011 (the “Effective Date”), by and among ARTESIAN WASTEWATER MARYLAND, INC., a Delaware corporation (the “Franchisee”), ARTESIAN RESOURCES CORPORATION, a Delaware corporation (“Parent”) and CECIL COUNTY, MARYLAND, a body corporate and politic under the laws of the State of Maryland, as represented by the Board of County Commissioners of Cecil County (the “County”).

Explanatory Statement

A.           The County issued a franchise for wastewater services to Franchisee and entered into that certain Franchise for Wastewater Services and Wastewater Service Agreement dated August 19, 2008, as amended by First Amendment to Franchise for Wastewater Services and Wastewater Service Agreement dated October 7, 2008, with such Franchisee (collectively, the “Franchise Agreement”).

B.           Parent delivered to the County a Parent Guaranty dated August 19, 2008 (the “Parent Guaranty”), respecting the obligations of Franchisee, its corporate subsidiary, under the Franchise and the Franchise Agreement.

C.           The County and Franchisee, as “Buyer,” entered into Asset Purchase Agreements dated October 7, 2008 as amended by First Amendments to Asset Purchase Agreement dated December, 2009 and Second Amendments to Asset Purchase Agreements (collectively, the “Asset Purchase Agreements”) respecting the sale and purchase of certain wastewater facilities known as the Harbourview Wastewater Facility, the Cherry Hill Wastewater Facility, the Meadowview Wastewater Facility and the Highlands Wastewater Facility (all, collectively, the “Facilities”) and the associated parcels of real property, easement rights and wastewater collection system with respect to such Facilities.

D.           Franchisee has requested that the County relieve Franchisee of the obligation to settle for the purchase and sale of the Facilities, pursuant to the Asset Purchase Agreements and, correspondingly, Franchisee and Parent have requested to be relieved of their respective obligations to the County under the Franchise Agreement and the Parent Guaranty.

E.           The Board of County Commissioners of the County (the “Board”) has determined that the termination of the Asset Purchase Agreements and the Franchise and the Parent Guaranty, and the release of the obligations of Franchisee and Parent to the County thereunder, is in the public interest, and pursuant to Resolutions of the Board dated of event date the Board has authorized the President of the Board to execute and deliver this Agreement.

Termination

NOW, THEREFORE, the parties agree as follows.

1. Termination of Asset Purchase Agreements, Franchise.

1.1. The County and Franchisee agree that the Asset Purchase Agreements and the Franchise are terminated, effective as of the Effective Date.

1.2. From and after the Effective Date:

(a) Franchisee shall have no right or interest in the Facilities or “Purchased Assets” (as defined in the Asset Purchase Agreements”); and

(b) Neither Franchisee nor the County shall have any obligation to the other with respect to the Asset Purchase Agreements or the Purchased Assets except as provided in Section 3 of this Agreement.

2. Termination of Parent Guaranty.
        From and after the Effective Date Parent shall be released from all obligation to the County under the Parent Guaranty.

3. PSC Approval.

3.1. The parties acknowledge that, the Maryland Public Service Commission (the “PSC”) has previously approved the grant of the Franchise to Franchisee, as well as Franchisee’s exercise of the Franchise and the acquisition of the Facilities pursuant to the Asset Purchase Agreements and that, pursuant to Md. Public Utility Companies art. §§5-103(a) and 5-202, PSC approval is required for the termination of the Franchise and the Asset Purchase Agreements. Franchisee shall be bound to make application for such approvals promptly following the Effective Date, and thereafter to prosecute such application with due diligence.

3.2. Franchisee is expressly authorized to exhibit a copy of this Termination Agreement to the PSC in evidence of the County’s consent to the grant of such approval by the PSC.

3.3. The County shall execute and deliver such other confirmations of such approval and consent as Franchisee or the PSC shall reasonably request, as part of the PSC’s review and approval of Franchisee’s application for consent.

4. Further Assurances.
      The County, Franchisee and Parent shall execute and deliver such other further assurances of the agreements set forth in this instrument as any party shall reasonably request.

5. Counterparts.
      This Agreement may be executed in two or more counterparts, including by means of telefaxed signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the Effective Date.

ATTEST:	FRANCHISEE:

ARTESIAN WASTEWATER MARYLAND, INC., a Delaware corporation

/s/ Joseph A. DiNunzio	By:	/s/ Dian C. Taylor
Name: Joseph A. DiNunzio	Name: Dian C. Taylor
Title: Executive V.P. and Secretary	Title: CEO, Chairman

ATTEST:	PARENT:

ARTESIAN RESOURCES CORPORATION, a Delaware corporation

/s/ Joseph A. DiNunzio	By:	/s/ Dian C. Taylor
Name: Joseph A. DiNunzio	Name: Dian C. Taylor
Title: Executive V.P. and Secretary	Title: CEO, Chairman

THE COUNTY:

CECIL COUNTY, MARYLAND, a body corporate and politic under the laws of the State of Maryland, as represented by THE BOARD OF THE COUNTY COMMISSIONERS OF CECIL COUNTY

	By:	/s/ James T. Mullin
James T. Mullin, President

ATTEST:

/s/ Alfred C. Wein, Jr.
Alfred C. Wein, Jr.
Title: Executive V.P. and Secretary
County Administrator